Exhibit 10.7
TERM LOAN PLEDGE AGREEMENT
     TERM LOAN PLEDGE AGREEMENT (this “Agreement”) dated as of May 22, 2008 between McJunkin Red Man Holding Corporation, a Delaware corporation (the “Pledgor” or “Borrower”), and Lehman Commercial Paper Inc., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).
W I T N E S S E T H:
     WHEREAS, the Borrower is party to the Term Loan Credit Agreement dated as of May 22, 2008 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Borrower, the lending institutions from time to time party thereto (the “Lenders”), Lehman Commercial Paper Inc., as Administrative Agent and as Collateral Agent, pursuant to which (1) the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, and (2) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with the Borrower (the items in clauses (1) and (2) collectively, the “Extensions of Credit”);
     WHEREAS, the proceeds of the Extensions of Credit will be used to enable the Borrower to fund a dividend to the Investors;
     WHEREAS, Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;
     WHEREAS, (a) Pledgor is the legal and beneficial owner of the Equity Interests (as defined below) described in Schedule 1 hereto and issued by the entities named therein (such Equity Interests hereunder, the “Pledged Shares”), and (b) Pledgor is the legal and beneficial owner of the Indebtedness (the “Pledged Debt”) described in Schedule 1 hereto and issued by the entities named therein.
     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower, the Pledgor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

     SECTION 1. Defined Terms.
     (a) Unless otherwise defined herein, all capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the UCC.
     (b) The following terms shall have the following meanings:
     “Agreement” shall have the meaning assigned to such term in the preamble hereto.
     “Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “Collateral” shall have the meaning provided in Section 2 hereof.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.
     “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.
     “Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.
     “Lender Counterparty” means each Lender or any Affiliate of a Lender that is a counterparty to a Hedge Agreement (including any Person that ceases to be a Lender (or any Affiliate thereof) (a) on the date such Lender becomes a party to the Credit Agreement or (b) as of the date such Hedge Agreement was entered into.
     “Lenders” shall have the meaning assigned to such term in the recitals hereto.
     “Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by Borrower under the Credit Agreement, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, payments for early termination of Hedge Agreements, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of Borrower to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents and (iii) the due and punctual payment and performance of all obligations of the Borrowr under each Hedge Agreement that

(x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into.
     “Pledged Debt” shall have the meaning assigned to such term in the recitals hereto.
     “Pledged Shares” shall have the meaning assigned to such term in the recitals hereto.
     “Pledgor” shall have the meaning assigned to such term in the preamble hereto.
     “Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including proceeds of any indemnity or guarantee payable to Pledgor or the Collateral Agent from time to time with respect to any of the Collateral.
     “Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Syndication Agent, (v) each Lender Counterparty party to a Hedge Agreement the obligations under which constitute Obligations, (vi) the beneficiaries of each indemnification obligation undertaken by the Borrower under the Credit Documents and (vii) any successors, indorsees, transferees and assigns of each of the foregoing.
     “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     (c) References to “Lenders” in this Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with the Borrower.
     (d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
     (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     SECTION 2. Grant of Security. Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing or arising (collectively, the “Collateral”):

     (a) the Pledged Shares held by Pledgor and the certificates representing such Pledged Shares and any interest of Pledgor in the entries on the books or records of the issuer of such Pledged Shares or on the books or records of any financial intermediary pertaining to such Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;
     (b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and
     (c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.
     SECTION 3. Security for Obligations This Agreement secures the payment of all the Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed to the Collateral Agent or the Secured Parties under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Pledgor.
     SECTION 4. Delivery of the Collateral All original stock certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as part of Schedule 1 and made a part hereof; provided that the failure to deliver or attach any such schedule hereto shall not affect the validity of such pledge of such securities; provided, further, that the failure by the Collateral Agent to attach any schedule so delivered shall not constitute a Default or Event of Default hereunder or under any other Credit Document . Each schedule so delivered shall supersede any prior schedules so delivered.
     SECTION 5. Representations and Warranties. Pledgor represents and warrants to the Collateral Agent and each other Secured Party as follows:
     (a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt, and (ii) together with the comparable schedule to each supplement hereto, accurately and completely describes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1, the Pledged Shares represent all (or 65% in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.
     (b) Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by Pledgor hereunder, free and clear of any Lien, except for the Lien created by this Agreement.
     (c) As of the Closing Date, the Pledged Shares pledged by Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.
     (d) As of the Closing Date, all of the Pledged Debt, to the knowledge of Pledgor only with respect to Pledged Debt owed by an issuer, has been duly authorized, authenticated or issued, and delivered, and is the legal, valid and binding obligation of the issuers thereof and is not in default.
     (e) The execution and delivery by Pledgor of this Agreement and the pledge of the Collateral pledged by Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon the earlier of (i) delivery of such Collateral to the Collateral Agent in the State of New York or (ii) the filing of all UCC financing statements naming Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite Pledgor’s name on Schedule 5(e) hereto, shall constitute a fully perfected Lien on and first priority security interest in the Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.
     (f) Pledgor has full power, authority and legal right to pledge all the Collateral pledged by Pledgor pursuant to this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.
     SECTION 6. Certification of Limited Liability Company and Limited Partnership Interests. The Equity Interests in any Person that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate and in the organizational documents of such Person, the Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:
“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend:

“This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”
     SECTION 7. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, it will promptly execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Administrative Agent may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
     SECTION 8. Voting Rights; Dividends and Distributions; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
(i)	Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Credit Documents.

(ii)	The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.
     (b) Subject to paragraph (c) below, Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).
     (c) Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default,

(i)	all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgor to exercise such rights. When no Events of Default are continuing and the Borrower has delivered to the Collateral Agent a certificate to that effect, or after all Events of Default have been cured or waived pursuant to Section 12 or Section 14.1 of the Credit Agreement, as applicable, Pledgor shall have the right to exercise the voting and consensual rights that Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii)	all rights of Pledgor to receive the dividends, distributions and principal and interest payments that Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. When no Events of Default are continuing and the Borrower has delivered to the Collateral Agent a certificate to that effect, or after all Events of Default have been cured or waived pursuant to Section 12 or Section 14.1 of the Credit Agreement, as applicable, the Collateral Agent shall repay to Pledgor (without interest) all dividends, distributions and principal and interest payments that Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)	all dividends, distributions and principal and interest payments that are received by Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)	in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, Pledgor shall from time to time execute and deliver to the

Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request in writing.
     SECTION 9. Transfers and Other Liens; Additional Collateral; Etc. Pledgor shall:
     (a) not (i) except as permitted by the Credit Agreement sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien created by this Agreement, provided that in the event Pledgor sells or otherwise disposes of assets as permitted by the Credit Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to Pledgor free and clear of the Lien created by this Agreement concurrently with the consummation of such sale; and
     (b) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien created by this Agreement), however arising, and any and all Persons whomsoever.
     SECTION 10. Collateral Agent Appointed Attorney-in-Fact. Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.
     SECTION 11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.
     SECTION 12. Remedies. If any Event of Default shall have occurred and be continuing:
     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or other applicable law or in equity and also may, with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any other Secured Party shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Agent or such other Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
     (b) The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:
(i)	first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)	second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and
(iii)	third, any surplus then remaining shall be paid to the Pledgor or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     (c) Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
     (d) The Collateral Agent may exercise any and all rights and remedies of Pledgor in respect of the Collateral.
     (e) All payments received by Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).
     SECTION 13. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Pledgor and without notice to or further assent by Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the applicable Administrative Agent or the Collateral Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the applicable Collateral Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any other person or any release of any other person shall not relieve Pledgor in respect of which a demand or collection is not made or Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     SECTION 14. Continuing Security Interest; Assignments Under the Credit Agreement; Release. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all the Obligations (other than any contingent indemnity obligations not then due) under the Credit Documents shall have been satisfied by payment in full, and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Borrower may be free from any obligations.
     (b) [Intentionally Omitted.]
     (c) Upon any sale or other transfer by Pledgor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 14.1 of the Credit Agreement, the obligations of Pledgor with respect to such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and security interests created hereby.
     (d) In connection with any termination or release pursuant to the foregoing paragraph (a) or (c), the Collateral Agent shall execute and deliver to Pledgor or authorize the filing of, at Pledgor’s expense, all documents that Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.
     SECTION 15. Reinstatement. Pledgor further agrees that, if any payment made by Borrower or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to the Borrower, its estate, trustee, receiver or any other party, including Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of Pledgor in respect of the amount of such payment.

     SECTION 16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.
     SECTION 17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.
     SECTION 18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 19. Integration. This Agreement together with the other Credit Documents represents the agreement of the Pledgor with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
     SECTION 20. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Section 14.1 of the Credit Agreement.
     (b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.
     (c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     SECTION 21. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     SECTION 22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
     SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     SECTION 24. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.
     SECTION 25. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 26. [Intentionally Omitted]

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

MCJUNKIN RED MAN HOLDING CORPORATION, as Pledgor

By:	/s/ CRAIG KETCHUM

Name: Craig Ketchum
Title: Chief Executive Officer and President

Lehman Commercial Paper Inc., as Collateral Agent

By:	/s/ LAURIE PERPER

Name: Laurie Perper
Title: Managing Director
MCJUNKIN RED MAN HOLDING CORPORATION
Pledge Agreement